Exhibit 3.4

Commonwealth of Virginia
State Corporation Commission
Office of the Clerk

Entity ID: 06834410

Filing Number: 26072710280222
Filing Date/Time: 07/27/2026 09:50 AM

Effective Date/Time: 07/27/2026 12:01 AM

ARTICLES OF AMENDMENT
TO

THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF

SINGULARITY FUTURE TECHNOLOGY LTD.

The undersigned, on behalf of the corporation set forth below, pursuant to Title 13.1, Chapter 9, Article 11 of the Code of Virginia, states as follows:

1.	The name of the corporation is Singularity Future Technology Ltd. (the “Corporation”).

2.	The Corporation’s Amended and Restated Articles of Incorporation (“Articles of Incorporation”) are amended as follows:

2a. The first sentence of Section 1 of Article III of the Articles of Incorporation is hereby amended and restated in its entirety as follows:

“The number of shares of common stock which the Corporation shall have authority to issue shall be 50,000,000,000 shares, without par value per share.”

2b. The following is hereby added to the end of the last paragraph of Section 1 of Article III:

“As of 12:01 a.m., Eastern Time, on July 27, 2026 (the “Effective Time”), a reverse stock split (“Reverse Stock Split”) will occur, as a result of which each fourteen (14) shares of issued and outstanding Common Stock of the Corporation (“Old Common Stock”) shall automatically, without further action on the part of the Corporation or any holder of such Common Stock, be reconstituted, combined and converted into one (1) share of the Corporation’s Common Stock (“New Common Stock”). The Corporation will not issue fractional shares. The number of shares to be issued to each holder will be rounded up to the nearest whole number if, as a result of the Reverse Stock Split, the number of shares owned by any holder would not be a whole number. From and after the Effective Time, certificates representing Old Common Stock shall confer no right upon the holders thereof other than the right to exchange them for certificates representing New Common Stock pursuant to the provisions hereof.”

The remainder of Article III is not changed by this amendment.

3.	The foregoing amendment was adopted on July 7, 2026.

4.	This amendment has been approved and recommended by unanimous consent of the Board of Directors of the Corporation.

5.	The amendment was proposed by the Board of Directors and submitted to the holders of the Corporation’s voting Common Stock, the only class of voting capital stock outstanding, in accordance with the provisions of Title 13.1, Chapter 9 of the Code of Virginia, and:

(a)	The number of shares outstanding on the record date, the number of votes entitled to be cast on the proposed amendment and the number of votes cast for and against the amendment were as follows:

Number of shares outstanding:	7,293,492
Number of votes entitled to be cast:	3,260,630.40
Number of votes for:	3,083,600.40
Number of votes against:	173,511.70

(b)	The total number of votes cast for the amendment was sufficient for approval of the amendment.

6.	The Articles of Amendment to be issued as a result of the filing of these Articles of Amendment shall become effective as of 12:01 a.m., Eastern Time, on July 27, 2026, in accordance with Section 13.1-606 of the Virginia Stock Corporation Act.

[Signature follows on next page]

IN WITNESS WHEREOF, Singularity Future Technology Ltd. has caused these Articles of Amendment to the Amended and Restated Articles of Incorporation to be signed by a duly authorized officer of the Corporation.

SINGULARITY FUTURE TECHNOLOGY LTD.
a Virginia corporation

Date: July 22, 2026	By:	/s/ Jia Yang
	Name:	Jia Yang
	Title:	Chief Executive Officer Corporation’s SCC ID: 06834410

Stock Corporation - Articles of Amendment

The undersigned, on behalf of the corporation set forth below, pursuant to Title 13.1, Chapter 9, Article 11 of the Code of Virginia, states as follows:

Entity Information

Entity Name:	Singularity Future Technology Ltd.	Entity Type: Stock Corporation

Entity ID:	06834410	Formation Date: 09/14/2007

Status:	Active

Business Type

Industry Code:	0 - General

Duration

Perpetual(forever)

Authorized Shares

Total Shares:	52000000

Amendment Type

Amendment Type:	Other

Adoption and Vote

Date of Adoption

Date Articles were adopted: 07/22/2026

The amendment was adopted by the board of directors, was submitted to the shareholders in accordance with Article 11 of the Virginia Stock Corporation Act, and was duly approved by the shareholders in the manner required by the Virginia Stock Corporation Act and by the articles of incorporation on 07/22/2026.

Signature Information

Date Signed: 07/22/2026

Printed Name	Signature	Title
Jia Yang	Jia Yang	CEO

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, JULY 27, 2026

The State Corporation Commission has found the articles of amendment submitted on behalf of Singularity Future Technology Ltd. to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this CERTIFICATE OF AMENDMENT be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective July 27, 2026.

STATE CORPORATION COMMISSION

By	/s/ Samuel T. Towell
Samuel T. Towell
Commissioner

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